Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The certification set forth below is being submitted in connection with the Quarterly Report of The Western Union Company on Form 10-Q for the period ended September 30, 2020 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Hikmet Ersek and Raj Agrawal certify that, to the best of each of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Western Union Company.

Date:	October 29, 2020	/s/ HIKMET ERSEK
Hikmet Ersek
President and Chief Executive Officer

Date:	October 29, 2020	/s/ RAJ AGRAWAL
Raj Agrawal
Chief Financial Officer